Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-294406) of Critical Metals Corp. (the “Company”) of our report dated June 19, 2026, relating to the consolidated financial statements of European Lithium Limited as of and for the years ended 30 June 2025 and 30 June 2024, which report appears in the Report on Form 6-K of the Company furnished to the U.S. Securities and Exchange Commission on June 22, 2026 (Exhibit 99.2 to such Form 6-K). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Yours sincerely

/s/ SW

SW Audit

Chartered Accountants

Perth, Australia

22 June 2026

Brisbane Level 15 240 Queen Street Brisbane QLD 4000 T + 61 7 3085 0888	Melbourne Level 10 530 Collins Street Melbourne VIC 3000 T + 61 3 8635 1800	Perth Level 18 197 St Georges Terrace Perth WA 6000 T + 61 8 6184 5980	Sydney Level 7, Aurora Place 88 Phillip Street Sydney NSW 2000 T + 61 2 8059 6800
SW Audit ABN 39 533 589 331. Liability limited by a scheme approved under Professional Standards Legislation. SW Audit is an independent member of ShineWing International Limited.